NUMBER                                                             SHARES
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|          |                                                        |          |
+----------+                                                        +----------+
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                                SVE MERGER, INC.

                             TOTAL AUTHORIZED ISSUE
                    100,000,000 SHARES PAR VALUE $.001 EACH
                                  COMMON STOCK

This is to Certify that ________________________________________ is the owner of
_________________________________________________________________ fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

WITNESS, the seal of the Corporation and the signatures of its duly authorized officers.

DATED


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